Exhibit 99.1

Guidewire Announces Fourth Quarter and Fiscal Year 2025 Financial Results

SAN MATEO, Calif., September 4, 2025 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter and year ended July 31, 2025.

“We were thrilled to close the year with an outstanding fourth quarter executing 19 cloud deals and surpassing $1 billion in ARR,” said Mike Rosenbaum, chief executive officer, Guidewire. “The fourth quarter was highlighted by a significant 10-year agreement with a major Tier-1 insurer that exemplifies the platform maturity and referenceability driving increased deal sizes and deeper customer commitments.”

“We delivered exceptional results in fiscal 2025, surpassing the high end of our outlook for all our financial targets,” said Jeff Cooper, chief financial officer, Guidewire. “In fiscal 2025 growth accelerated to 19% for ARR, 22% for fully ramped ARR, and 23% for total revenue, while strong operational discipline led to cash flow from operations margin of 25%.”

Fiscal Year 2025 Financial Highlights
Revenue
•Total revenue for fiscal year 2025 was $1,202.5 million, an increase of 23% from fiscal year 2024. Subscription and support revenue was $731.3 million, an increase of 33%; license revenue was $251.9 million, an increase of 1%; and services revenue was $219.2 million, an increase of 21%, each compared to fiscal year 2024.
•As of July 31, 2025, annual recurring revenue, or ARR, was $1,032 million based on currency exchange rates as of July 31, 2024, compared to $864 million as of July 31, 2024. We measure ARR on a constant currency basis during the fiscal year and revalue ARR at year end to current currency rates and, based on this revaluation to currency rates as of July 31, 2025, ARR was $1,041 million. ARR grew in fiscal year 2025 by 19% on a constant currency basis.
Profitability
•GAAP income from operations was $41.1 million for fiscal year 2025, compared with GAAP loss from operations of $52.6 million for fiscal year 2024.
•Non-GAAP income from operations was $208.2 million for fiscal year 2025, compared with $99.5 million for fiscal year 2024.
•GAAP net income was $69.8 million for fiscal year 2025, compared with GAAP net loss of $6.1 million for fiscal year 2024. GAAP net income per share was $0.81 for fiscal year 2025, based on diluted weighted average shares outstanding of 85.9 million, compared with GAAP net loss per share of $0.07 for fiscal year 2024, based on diluted weighted average shares outstanding of 82.3 million.
•Non-GAAP net income was $227.9 million for fiscal year 2025, compared with $114.5 million for fiscal year 2024. Non-GAAP net income per share was $2.65 for fiscal year 2025, based on diluted weighted average shares outstanding of 85.9 million, compared with $1.35 for fiscal year 2024, based on diluted weighted average shares outstanding of 87.4 million.

Liquidity and Capital Resources
•Guidewire had $1,483.2 million in cash, cash equivalents, and investments at July 31, 2025, compared to $1,129.5 million at July 31, 2024.
•Guidewire generated $300.9 million in cash from operations during the fiscal year ended July 31, 2025.

Fourth Quarter Fiscal Year 2025 Financial Highlights

Revenue
•Total revenue for the fourth quarter of fiscal year 2025 was $356.6 million, an increase of 22% from the same quarter in fiscal year 2024. Subscription and support revenue was $201.9 million, an increase of 33%; license revenue was $93.6 million, an increase of 5%; and services revenue was $61.0 million, an increase of 20%, each as compared to the same quarter in fiscal year 2024.

Profitability
•GAAP income from operations was $29.6 million for the fourth quarter of fiscal year 2025, compared with $10.3 million for the same quarter in fiscal year 2024.
•Non-GAAP income from operations was $73.5 million for the fourth quarter of fiscal year 2025, compared with $49.0 million for the same quarter in fiscal year 2024.
•GAAP net income was $52.0 million for the fourth quarter of fiscal year 2025, compared with $16.8 million for the same quarter in fiscal year 2024. GAAP net income per share was $0.60, based on diluted weighted average shares outstanding of 86.3 million, compared with $0.20 for the same quarter in fiscal year 2024, based on diluted weighted average shares outstanding of 85.0 million.
•Non-GAAP net income was $72.1 million for the fourth quarter of fiscal year 2025, compared with $54.0 million for the same quarter in fiscal year 2024. Non-GAAP net income per share was $0.84, based on diluted weighted average shares outstanding of 86.3 million, compared with $0.62 for the same quarter in fiscal year 2024, based on diluted weighted average shares outstanding of 88.5 million.

Business Outlook
Guidewire is issuing the following outlook for the first quarter of fiscal year 2026 based on current expectations:
•Ending ARR between $1,048 million and $1,054 million
•Total revenue between $315 million and $321 million
•Operating income between $1 million and $7 million
•Non-GAAP operating income between $47 million and $53 million

Guidewire is issuing the following outlook for fiscal year 2026 based on current expectations:
•Ending ARR between $1,210 million and $1,220 million
•Total revenue between $1,385 million and $1,405 million
•Operating income between $68 million and $88 million
•Non-GAAP operating income between $259 million and $279 million
•Operating cash flow between $350 million and $370 million

Conference Call Information

What:	Guidewire Fourth Quarter and Fiscal Year 2025 Financial Results Conference Call
When:	Thursday, September 4, 2025
Time:	2:00 p.m. PT (5:00 p.m. ET)
Dial-In:	(669) 444-9171
Meeting ID:	983 2009 0111
Password:	580692
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, and acquisition consideration holdback. Non-GAAP net income (loss) and non-GAAP tax provision (benefit) also exclude the amortization of debt issuance costs from our convertible senior notes, changes in fair value of strategic investments, gain (loss) on sale of strategic investments, retirement of debt, and related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization and stock-based compensation.
Annual recurring revenue (“ARR”) is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contractual terms and invoicing activities for the current reporting period, which may not be the same as the timing and amount of revenue recognized. ARR reflects all fee changes due to contract renewals, non-renewals, expansion, cancellations, attrition, or renegotiations at a higher or lower fee arrangement that are effective as of the ARR reporting date. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded from our ARR calculations. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This revenue allocation generally only impacts the initial term of the contract. This means that if we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value would be recognized as services revenue, but our reported ARR amount would not be impacted. During the twelve months ended July 31, 2025, the recurring license and support or subscription contract value recognized as services revenue was $9.5 million. Fully ramped annual recurring revenue (“fully ramped ARR”) is used to quantify the annualized recurring value outlined in active customer contracts including all non-variable price increases outlined in the pricing schedule of an executed customer contract within the first five years.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. Guidewire’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. Guidewire believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Guidewire’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Guidewire’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Guidewire’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate Guidewire’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. More than 570 insurers in 43 countries, from new ventures to the largest and most complex in the world, rely on Guidewire products. With core systems leveraging data and analytics, digital, and artificial intelligence, Guidewire defines cloud platform excellence for P&C insurers.

We are proud of our unparalleled implementation record, with 1,700+ successful projects supported by the industry’s largest R&D team and SI partner ecosystem. Our marketplace represents the largest partner community in P&C, where customers can access hundreds of applications to accelerate integration, localization, and innovation.

Guidewire uses its Investor Relations website (ir.guidewire.com), X feed (@Guidewire_PandC), and LinkedIn page (www.linkedin.com/company/guidewire-software) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material.

Accordingly, investors should monitor these channels in addition to Guidewire’s press releases, filings with the Securities and Exchange Commission, public conference calls, and webcasts.

NOTE: For information about Guidewire’s trademarks, visit www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, guidance, expectations, business momentum, market opportunities, and financial performance. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”) as well as other documents that may be filed by Guidewire from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations, ARR, and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue and ARR and the related substantial negotiating leverage of these customers; our making long-term pricing commitments in our customer contracts based on available information and estimates about our future costs that may change; our ability to successfully manage our business model, including achieving market acceptance of our cloud-based services and products and the costs related to cloud operations, cybersecurity, product development, and services; the timing, success, and number of professional services engagements and the billing rates and utilization of our professional services employees and contractors; the impact of global events (including, without limitation, ongoing global conflicts, inflation, high interest rates, economic volatility, political uncertainties, tariffs, bank failures and associated financial instability, and supply chain issues) on our employees, our business, and the businesses of our customers, system integrator (“SI”) partners, and vendors; data security breaches of our cloud-based services and products or unauthorized access to our employees’ or our customers’ data; our competitive environment and changes thereto; issues in the development and use of AI and machine learning, combined with an uncertain regulatory environment; use of AI by our workforce may present risks to our business; errors or failures in our products or services, as well as service interruptions or failure of the third-party service providers we rely on; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; the impact of new regulations and laws (including, without limitation, security, privacy, AI and machine learning, tax regulations and laws, and accounting standards); assertions by third parties that we violate their intellectual property rights; weakened global economic conditions may adversely affect the P&C insurance industry, including the rate of information technology spending; our ability to sell our services and products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Melissa Cobb
Guidewire
(650) 464-1177
mcobb@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	July 31, 2025	July 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$697,902	$547,992
Short-term investments	451,541	455,576
Accounts receivable, net	140,639	137,339
Unbilled accounts receivable, net	130,959	87,031
Prepaid expenses and other current assets	86,374	67,596
Total current assets	1,507,415	1,295,534
Long-term investments	333,754	125,885
Unbilled accounts receivable, net	670	4,157
Property and equipment, net	60,436	55,409
Operating lease assets	39,309	43,750
Intangible assets, net	12,042	9,005
Goodwill	393,978	372,214
Deferred tax assets, net	297,234	253,085
Other assets	76,261	67,255
TOTAL ASSETS	$2,721,099	$2,226,294
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$28,797	$15,209
Accrued employee compensation	140,613	109,084
Deferred revenue, net	340,253	281,855
Convertible senior notes, net	—	398,903
Other current liabilities	35,139	32,584
Total current liabilities	544,802	837,635
Lease liabilities	30,687	34,721
Convertible senior notes, net	674,568	—
Deferred revenue, net	4,533	3,628
Other liabilities	9,279	7,578
Total liabilities	1,263,869	883,562
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	2,020,393	1,979,021
Accumulated other comprehensive income (loss)	(8,922)	(12,244)
Retained earnings (accumulated deficit)	(554,249)	(624,053)
Total stockholders’ equity	1,457,230	1,342,732
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,721,099	$2,226,294

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2025	2024	2025	2024
Revenue:
Subscription and support	$201,893	$151,848	$731,296	$549,087
License	93,638	88,858	251,935	250,176
Services	61,039	50,809	219,228	181,234
Total revenue	356,570	291,515	1,202,459	980,497
Cost of revenue(1):
Subscription and support	64,575	55,621	235,106	204,794
License	909	997	3,624	4,536
Services	59,275	48,461	211,676	187,806
Total cost of revenue	124,759	105,079	450,406	397,136
Gross profit:
Subscription and support	137,318	96,227	496,190	344,293
License	92,729	87,861	248,311	245,640
Services	1,764	2,348	7,552	(6,572)
Total gross profit	231,811	186,436	752,053	583,361
Operating expenses(1):
Research and development	84,097	75,320	296,160	269,381
Sales and marketing	65,648	54,784	230,346	199,033
General and administrative	52,469	46,018	184,479	167,520
Total operating expenses	202,214	176,122	710,985	635,934
Income (loss) from operations	29,597	10,314	41,068	(52,573)
Interest income	13,503	11,751	56,625	43,478
Interest expense	(3,298)	(1,677)	(13,211)	(6,738)
Other income (expense), net	1,183	(1,504)	(35,087)	(11,005)
Income (loss) before provision for (benefit from) income taxes	40,985	18,884	49,395	(26,838)
Provision for (benefit from) income taxes	(10,966)	2,125	(20,409)	(20,735)
Net income (loss)	$51,951	$16,759	$69,804	$(6,103)
Net income (loss) per share:
Basic	$0.62	$0.20	$0.83	$(0.07)
Diluted	$0.60	$0.20	$0.81	$(0.07)
Shares used in computing net income (loss) per share:
Basic	84,366,889	82,845,815	83,846,793	82,291,483
Diluted	86,267,658	84,956,655	85,911,653	82,291,483

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2025	2024	2025	2024
Stock-based compensation expense:
Cost of subscription and support revenue	$3,442	$3,366	$13,953	$13,425
Cost of license revenue	32	38	136	186
Cost of services revenue	5,541	4,852	20,759	19,013
Research and development	11,200	10,086	41,760	40,213
Sales and marketing	11,870	9,322	43,270	34,590
General and administrative	10,106	9,622	41,678	39,033
Total stock-based compensation expense	$42,191	$37,286	$161,556	$146,460

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$51,951	$16,759	$69,804	$(6,103)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,220	5,784	23,758	22,309
Amortization of debt issuance costs	976	436	3,758	1,732
Amortization of contract acquisition costs	5,453	4,947	20,050	17,816
Stock-based compensation	42,191	37,286	161,556	146,460
Changes to allowance for credit losses and revenue reserves	(581)	668	526	526
Deferred income tax	(15,929)	2,447	(31,780)	(26,847)
Amortization of premium (accretion of discount) on available-for-sale securities, net	(1,713)	(3,402)	(10,326)	(12,894)
Gain on sale of strategic investments	—	(45)	(3,671)	(1,803)
Changes in fair value of strategic investments	1,789	2,255	2,130	1,957
Loss on retirement of debt	—	—	53,565	—
Other non-cash items affecting net income (loss)	130	—	186	(74)
Changes in operating assets and liabilities:
Accounts receivable	7,261	(33,645)	(3,348)	12,631
Unbilled accounts receivable	35,541	41,631	(38,930)	7,676
Prepaid expenses and other assets	(25,827)	(11,452)	(47,211)	(33,534)
Operating lease assets	2,458	2,517	4,441	8,623
Accounts payable	(2,190)	(8,395)	11,399	(18,933)
Accrued employee compensation	50,690	32,057	30,090	6,453
Deferred revenue	81,493	100,584	56,617	72,572
Lease liabilities	(1,770)	(2,253)	(2,891)	(7,389)
Other liabilities	6,688	5,598	1,144	4,570
Net cash provided by (used in) operating activities	244,831	193,777	300,867	195,748
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(186,241)	(162,494)	(858,571)	(615,935)
Maturities and sales of available-for-sale securities	135,125	160,587	665,012	576,886
Purchases of property and equipment	(3,405)	(1,694)	(5,741)	(6,362)
Capitalized software development costs	(3,742)	(2,736)	(14,714)	(12,165)
Acquisition of strategic investments	—	(1,000)	(1,772)	(1,336)
Sale of strategic investments	—	45	5,671	6,553
Acquisition of business, net of acquired cash	(127)	—	(26,850)	—
Net cash provided by (used in) investing activities	(58,390)	(7,292)	(236,965)	(52,359)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	—	671,840	—
Payment for the retirement of convertible senior notes	—	—	(353,535)	—
Payment for the maturity of convertible senior notes	—	—	(179,061)	—
Purchase of capped calls	—	—	(58,788)	—
Payment of revolving credit facility costs	—	—	(2,065)	—
Proceeds from issuance of common stock upon exercise of stock options	728	1,041	3,902	1,055
Net cash provided by (used in) financing activities	728	1,041	82,293	1,055
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	412	865	3,715	(2,050)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	187,581	188,391	149,910	142,394

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	511,513	360,793	549,184	406,790
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$699,094	$549,184	$699,094	$549,184

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2025	2024	2025	2024
Gross profit reconciliation:
GAAP gross profit	$231,811	$186,436	$752,053	$583,361
Non-GAAP adjustments:
Stock-based compensation	9,015	8,256	34,848	32,624
Amortization of intangibles	800	485	2,255	1,940
Non-GAAP gross profit	$241,626	$195,177	$789,156	$617,925

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$29,597	$10,314	$41,068	$(52,573)
Non-GAAP adjustments:
Stock-based compensation	42,191	37,286	161,556	146,460
Amortization of intangibles	1,565	1,367	5,444	5,468
Acquisition consideration holdback	177	—	177	143
Non-GAAP income (loss) from operations	$73,530	$48,967	$208,245	$99,498

Net income (loss) reconciliation:
GAAP net income (loss)	$51,951	$16,759	$69,804	$(6,103)
Non-GAAP adjustments:
Stock-based compensation	42,191	37,286	161,556	146,460
Amortization of intangibles	1,565	1,367	5,444	5,468
Acquisition consideration holdback	177	—	177	143
Amortization of debt issuance costs	976	436	3,758	1,732
Changes in fair value of strategic investments	1,789	2,255	2,130	1,957
Gain on sale of strategic investments	—	(45)	(3,671)	(1,803)
Retirement of debt (1)	—	—	53,565	—
Tax impact of non-GAAP adjustments	(26,561)	(4,044)	(64,888)	(33,333)
Non-GAAP net income (loss)	$72,088	$54,014	$227,875	$114,521

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(10,966)	$2,125	$(20,409)	$(20,735)
Non-GAAP adjustments:
Stock-based compensation	7,504	3,822	25,414	13,930
Amortization of intangibles	278	140	858	520
Acquisition consideration holdback	31	—	31	25
Amortization of debt issuance costs	174	45	591	165
Changes in fair value of strategic investments	318	231	365	208
Gain on sale of strategic investments	—	(5)	(463)	(196)
Retirement of debt (1)	—	—	6,756	—
Tax impact of non-GAAP adjustments	18,256	(189)	31,336	18,681
Non-GAAP tax provision (benefit)	$15,595	$6,169	$44,479	$12,598

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2025	2024	2025	2024
Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$0.60	$0.20	$0.81	$(0.07)
Non-GAAP adjustments:
Stock-based compensation	0.49	0.44	1.89	1.78
Amortization of intangibles	0.02	0.02	0.06	0.07
Acquisition consideration holdback	—	—	—	(0.01)
Amortization of debt issuance costs	0.01	0.01	0.04	0.02
Changes in fair value of strategic investments	0.02	0.03	0.02	0.02
Gain on sale of strategic investments	—	—	(0.04)	(0.02)
Retirement of debt(1)	—	—	0.63	—
Tax impact of non-GAAP adjustments	(0.30)	(0.06)	(0.76)	(0.41)
Interest expense on convertible debt	—	0.01	—	0.05
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	—	(0.03)	—	(0.08)
Non-GAAP net income (loss) per share – diluted	$0.84	$0.62	$2.65	$1.35

Shares used in computing non-GAAP net income (loss) per share amounts:
GAAP weighted average shares – diluted	86,267,659	84,956,656	85,911,653	82,291,483
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	—	3,516,480	—	5,072,080
GAAP and pro forma weighted average shares — diluted	86,267,659	88,473,136	85,911,653	87,363,563
(1) During the fiscal year ended July 31, 2025, the Company recorded a $53.6 million loss on retirement of debt in other income (expense) comprised of $53.3 million loss on extinguishment and $0.3 million loss on the induced conversion of a portion of its convertible senior notes due March 2025. Prior to fiscal year 2025, there were no transactions similar to the retirement of debt in any periods presented on the consolidated statements of operations.
The following table summarizes our free cash flow for the periods indicated below:

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2025	2024	2025	2024
Free cash flow:
Net cash provided by (used in) operating activities	$244,831	$193,777	$300,867	$195,748
Purchases of property and equipment	(3,405)	(1,694)	(5,741)	(6,362)
Capitalized software development costs	(3,742)	(2,736)	(14,714)	(12,165)
Free cash flow	$237,684	$189,347	$280,412	$177,221

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	First Quarter Fiscal Year 2026			Fiscal Year 2026
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$1	—	$7	$68	—	$88
Non-GAAP adjustments:
Stock-based compensation	44	—	44	185	—	185
Amortization of intangibles & other	2	—	2	6	—	6
Non-GAAP income (loss) from operations	$47	—	$53	$259	—	$279